EXHIBIT 10(bm)

TERMINATION AGREEMENT

This Contract Termination Agreement (“Termination Agreement”) is made by and between NATIONAL WESTERN LIFE INSURANCE COMPANY, (“NWL”), and LIFE SYSTEMS, INCORPORATED, (“LSI”), Bob Willingham, and Gale Hasselmeier. NWL and LSI may be referred to collectively herein as “Parties.”

RECITALS

A.  The Parties entered into a Consulting and Software Development Agreement (“Agreement”) dated February 28, 2002 for software development services as contracted for, requested, and paid for by NWL (“Pre-Termination System”).

B.  The Agreement required LSI to provide specified documentation (“Documentation”), and to complete certain portions of the Pre-Termination System in a timely fashion and with a certain level of functionality.

C.  The Parties wish to agree to a termination of the Agreement for convenience effective March 30, 2007, without ascribing any fault, subject to the terms and conditions set forth below. Parties agree to waive any notice required under the Agreement for termination for convenience.

NOW, THEREFORE, in order to compromise and settle potential and existing claims between the Parties, which relate to or arise out of the Agreement and the recitals above, the Parties hereby agree as follows:

1.
Contract Termination. NWL and LSI agree that the Agreement is terminated effective March 30, 2007 (“Effective Date”). Except as expressly modified herein, the terms of the Agreement survive as described in section 17.6 of the Agreement.

2.
Payment. In consideration for the promises included herein, NWL will pay the sum of $250,000 (two hundred fifty thousand dollars) to LSI. $150,000 will be paid within by 5:00 p.m. on April 3, 2007, and $100,000 will be paid within two days of performance by LSI of the transition obligation set forth in paragraph 8(ii) hereof. NWL will make payments as described within this paragraph. LSI acknowledges that no other or additional payments to LSI or its principals, Bob Willingham (“Bob”) or Gale Hasselmeier (‘Gale”), will be made for any reason.

3. Employee Transfers.  NWL agrees to engage each LSI employee (not including Bob and Gale, and their wives) at their current levels of salary and benefits (to the extent that it is able to obtain services from Administaff sufficient to administer such), for at least 60 days after the Effective Date. Subject thereto, each such LSI employee will become an at will temporary employee of NWL on the Effective Date of this Termination Agreement. NWL’s obligations under this paragraph 3 extend only to LSI employees immediately working for NWL on the Effective Date of this Termination Agreement and continuing to satisfactorily perform duties as requested by NWL for the 60 days following the Effective Date.

4. Expense Advance.  LSI agrees to reimburse NWL for the unused balance of the $200,000 expense advance currently kept in an LSI bank account on the Effective Date. To the extent that the expense advance has been drawn down for expenses, LSI agrees to provide documentation acceptable to NWL to support the incurrence of such expenses. NWL agrees that up to $5,000 of this amount may be drawn down by LSI for payment of its attorneys fees incurred in connection with the negotiation of this Agreement.

5. Disposition of Developed Works.

a.
Contemporaneously herewith, LSI, Bob, and Gale, agree to execute the assignment document attached as Exhibit A assigning to NWL, and confirming the assignment in paragraph 10.1 of the Agreement, of all LSI’s right, title and interest in all copyrightable or patentable works developed or prepared in whole or in part by LSI as a result of the Agreement or for NWL during the term of the Agreement, including but not limited to software, methodologies, tools, libraries, routines, build files, batch files, content, databases, SQL files, templates, schemas, metadata, queries, processes, techniques, interfaces, ASP.NET, Visual Basic, VBScript, Assembler, C#, DTS Packages, HTML, JScript and/or Java files, graphics files, animation files, data files, images, artwork photographs, design layouts, visual images and/or video content, technology, scripting and programming, both in object and source code form, Documentation, Specifications and other works for and related to a life insurance and annuity policies administration system for NWL and any component thereof, all new and useful art, discoveries, improvements, technical developments or inventions, know-how, designs, mask works, trademarks, formulae, processes, models, techniques, trade secrets, ideas, artwork, software, Application Programming Interfaces (APIs) and other copyrightable and patentable works developed or prepared as a result of the Agreement or for NWL before the Effective Date (collectively, the “Developed Works”).

b.
LSI represents and warrants that it has accurately and completely identified the files, and locations of files, of the Developed Works required to make, build and operate the current production version of the Pre-Termination System as of the Effective Date, and those files are identified on Exhibit B, with the files comprising the current production system flagged.

c.
NWL agrees to deliver to LSI one copy of the Pre-Termination System by copying the files which comprise it as identified in Exhibit B onto the medium of LSI’s choice within seven days of the Effective Date of this Contract, contingent on full execution of the License Agreement referenced below. Notwithstanding the foregoing, however, NWL will not disclose, release, or deliver to LSI any information regarding any confidential National Western Information, including but not limited to National Western’s policyholders (“Confidential NWL Information”). To the extent any file or database contains Confidential NWL Information, NWL will process the file or database to remove Confidential NWL Information before delivery. For example, NWL will not turn over any NWL data in the database. It will turn over the database structure only.

d.
Contemporaneously herewith, NWL agrees to execute and deliver to LSI the License Agreement attached as Exhibit C, to convey to LSI, on the terms stated therein, a limited, “as is,” non-exclusive, perpetual, royalty-free, worldwide, license to develop, use and grant limited sublicenses in the Pre-Termination System.

e.
The parties agree and acknowledge that NWL has the right and power after the Effective Date to modify, or have modified, or to create or have created derivative works based on, the Pre-Termination System, and that NWL owes LSI (or its privies) no obligation or duty to maintain or to convey to LSI any such modifications or derivative works developed or prepared by or on behalf of NWL after the Effective Date.

f.
The parties acknowledge and agree that LSI has certain rights and powers after the Effective Date, pursuant to and as stated in the terms of the License, to modify, or have modified, or to create or have created derivative works based on, the Pre-Termination System, and that LSI owes NWL (or its privies) no obligation or duty to maintain or to convey to NWL any such modifications or derivative works prepared or developed by or on behalf of LSI after the Effective Date.

6. Non-Solicitation.  Paragraph 18.3 of the Agreement (Non-Solicitation) is hereby amended to allow NWL to solicit or employ current or former LSI employees after the Effective Date. LSI, Bob and Gale agree not to interfere with NWL's efforts to hire current or former LSI employees. Subpart (ii) of paragraph 18.3 of the Agreement shall have no further force and effect.

7. Release.  NWL, LSI, Bob, and Gale, mutually release each other from all claims, known or unknown, excluding any claims that have, or do, arise under the Representations and Warranties and Indemnities provisions in the Agreement or under this Termination Agreement.

8. Transition.  LSI, Bob and Gale agree to be available by telephone (and to the extent reasonably necessary in person) for a period of four (4) weeks after the Effective Date and to cooperate with NWL to achieve a smooth transition by answering all questions and providing any information known to them as reasonably requested by NWL during normal business hours. If requested to do so by NWL in writing within 14 days of the Effective Date, and conditioned on NWL being unable to obtain the requested information from LSI employees who transition to NWL hereunder, LSI, Bob, and Gale further agree to provide the following information to NWL within 5 business days of the request:  ..
    (i) all accounts and passwords used by LSI employees to access LifeCycle systems and databases and any other relative systems and databases, including but not limited to user accounts, administrative accounts, service accounts, shared accounts, generic accounts, Source Safe administrator accounts, etc., but excluding userids and passwords (such as network passwords) provided to LSI by NWL;
    (ii) a listing of the steps required to monitor and perform the nightly processing procedures, including but not limited to steps for identifying and correcting commonly known cycle problems, as well as details on automatic jobs and job schedules) in detail sufficient to allow an NWL employee to perform the procedures without the assistance of LSI;
    (iii) A listing, or annotated file listing, that identifies the files comprising the source code, object code, and any other files that are used for the current production system of LifeCycle and their location;
    (iv) a listing of the steps required to produce the live executable production version of LifeCycle from source code, in detail sufficient to allow an NWL employee to perform the procedure without the assistance of LSI;
    (v) a listing of the steps involved in monitoring daily performance of the Lifecycle system and processes, including identification of what data is examined, the time of examination, and where the examined data resides, in detail sufficient to allow an NWL employee to perform the procedure without the assistance of LSI;

    (vi) a listing of the steps involved in the known patches or workaround activities currently used or needed in connection with the LifeCycle system, in detail sufficient to allow an NWL employee to perform the procedure without the assistance of LSI.
NWL agrees to forward emails addressed to Bob and Gale at their NWL email addresses for a period of two weeks from the Effective Date of this Termination Agreement.

9. Representations and Warranties.  LSI warranties that every LSI employee and contractor who authored any part of the Developed Works either (i) was at all times an employee of LSI for purposes of the “work-made-for-hire” provisions of the Copyright Act, or (ii) has provided to LSI a written assignment of all rights, title, and interest in and to the Developed Works.

10. Survival of Confidentiality Provision.  Parties stipulate that Section 12 of the Agreement (Confidentiality) is not abrogated by the terms of this Termination Agreement. LSI agrees that all tangible materials provided to it by NWL which contain any Confidential Information (as defined in the Agreement) are the property of NWL and must be returned to NWL within five (5) days of the Effective Date of this Termination Agreement.

11. Amendment.  This Termination Agreement may only be amended by a writing signed by all Parties.

12. No Assignment.  Each Party represents and warrants that it has not heretofore assigned, transferred or conveyed any right, asset, claim, demand, liability, or cause of action which is the subject of this Termination Agreement. LSI further stipulates that this Termination Agreement will not be assignable by LSI to another person or legal entity, without NWL’s prior written consent. This Termination Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors, assigns, and legal representatives.

13. Entire Agreement.  Each Party hereto acknowledges having read this Termination Agreement and fully understands its provisions and that no other representation or promise, other than that contained herein, has been made to induce said Party to enter into this Termination Agreement. This Termination Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single document.

14. Governing Law and Jurisdiction; Arbitration.  Sections 18.5 and 18.6 of the Agreement shall apply to this Termination Agreement.

National Western Life Insurance Co		Life Systems Incorporated
By:	/S/Brian M. Pribyl	By:	/S/Bob Willingham
Name:	Brian M. Pribyl	Name:	Bob Willingham
Title:	Senior VP	Title:	President
Date:	3/30/07	Date:	3/30/07

Gale Hasselmeier		Bob Willingham

/S/Gale Hasselmeier		/S/Bob Willingham
Date:	3/30/2007	Date:	3/30/07

EXHIBIT A

ASSIGNMENT

WHEREAS, NATIONAL WESTERN LIFE INSURANCE COMPANY, (“NWL” or “Assignee”), and LIFE SYSTEMS, INCORPORATED, a Texas corporation, (“LSI”), BOB WILLINGHAM (“WILLINGHAM”) and GALE HASSELMEIER (“HASSELMEIER”) (collectively, “Parties”) entered into a Consulting and Software Development Agreement (“Agreement”) dated February 28, 2002, for software development services.

WHEREAS, during the course of performing software development services under the Agreement LSI, WILLINGHAM, and/or HASSELMEIER created, authored or developed in whole or in part software, methodologies, tools, libraries, routines, build files, batch files, content, databases, SQL files, templates, schemas, metadata, queries, processes, techniques, interfaces, ASP.NET, Visual Basic, VBScript, Assembler, C#, DTS Packages, HTML, JScript, and/or Java files, graphics files, animation files, data files, images, artwork photographs, design layouts, visual images and/or video content, technology, scripting and programming, both in object and source code form, Documentation, Specifications and other works for and related to a life insurance and annuity policies administration system for NWL and any component thereof, all new and useful art, discoveries, improvements, technical developments or inventions, know-how, designs, mask works, trademarks, formulae, processes, models, techniques, trade secrets, ideas, artwork, software, Application Programming Interfaces (APIs) and other copyrightable and patentable works developed or prepared as a result of the Agreement or for NWL before the Effective Date (collectively, the “Developed Works”).

WHEREAS, in addition to any rights assigned to NWL in the Agreement, NWL now desires to receive a written assignment of the Developed Works from LSI, WILLINGHAM and HASSELMEIER in a separate written document, and LSI, WILLINGHAM and HASSELMEIER agree to provide such an assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LSI, WILLINGHAM and HASSELMEIER hereby assign to NWL, free and clear of all liens, claims and encumbrances, all their right, title and interest, if any, in and to the Developed Works, including any and all copyrights therein, and any and all renewals and extensions thereof under applicable law. This Assignment is made effective as of March 30, 2007 (“Effective Date”).

ASSIGNOR: LIFE SYSTEMS
INCORPORATED

By:	/S/Bob Willimgham
Its:	President

ASSIGNOR: BOB WILLINGHAM
/S/Bob Willimgham

ASSIGNOR: GALE HASSELMEIER
/S/Gale Hasselmeier

STATE OF TEXAS

COUNTY OF___________
On ____________, 2007, before me personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person's authorized capacity, and that, by such person's signature on the instrument, the person or the entity on behalf of which the person acted executed the instrument.

WITNESS my hand and official seal. ____________________________ Notary Public (Notarial Seal)

STATE OF TEXAS

COUNTY OF Travis
On April 4, 2007, before me personally appeared Bob Willingham, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person's authorized capacity, and that, by such person's signature on the instrument, the person or the entity on behalf of which the person acted executed the instrument. WITNESS my hand and official seal.

/S/Margaret M. Simpson Notary Public

(Notarial Seal) MARGARET M. SIMPSON, Notary Public, State of Texas, My Commission Expires MARCH 10, 2009

STATE OF TEXAS

COUNTY OF Travis

On April 4, 2007, before me personally appeared Gale Hasselmeier, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person's authorized capacity, and that, by such person's signature on the instrument, the person or the entity on behalf of which the person acted executed the instrument. WITNESS my hand and official seal.

/S/Margaret M. Simpson Notary Public

(Notarial Seal) MARGARET M. SIMPSON, Notary Public, State of Texas, My Commission Expires MARCH 10, 2009

PLACEHOLDER

PAULSON, REGA
______________________________________________________________________________________

From: Hasselmeier, Gale

Sent: Tuesday, March 20, 2007 9:13 AM

To: Paulson, Rega

Cc: ‘qe1@aol.com’

Subject: RE: Source Code

The following LifeCycle databases are implemented in Microsoft SQL Server on NWLPRODSQL01:
LifeCycle
LifeCycleAccountHistory
LifeCycleArchive
LifeCycleDaily
Associated DTS packages are stored in the Data Transformation Services folder on NWLPRODSQL01.

LifeCycle source code (C# code, ASP.NET code including embedded VBScript and JScript, etc.) is stored using Microsoft Visual SourceSafe at \\Sanctuary\LifeCycle Source\ and \\Sanctuary\Support Source.

----Original Message----
From: Paulson, Rega
Sent: Monday, March 19, 2007 4:19 PM
To: Hasselmeier, Gale
Cc: Paulson, Rega
Subject: Source Code

Gale,

Can you please send me a blurb on how you would like to copy the source code from SQL server to take with you? You described it to me in your offices but I’m trying to make sure I have it straight.

Rachel Rega Paulson
Assistant Vice President - Corporate Counsel
Legal Department
National Western Life Insurance Company
850 East Anderson Lane
Austin, TX 78752
(512) 719-2346

The information contained in this transmittal (including attachments, if any) is confidential and may be subject to the attorney client privilege. Any review, use, disclosure, distribution or copying of this transmittal is prohibited except by or on behalf of the intended recipient. If you have received this transmittal in error, please notify me immediately by reply email and destroy all copies of the transmittal. Thank you.

EXHIBIT C

LICENSE AGREEMENT

This License Agreement (“License Agreement”) is made by and between NATIONAL WESTERN LIFE INSURANCE COMPANY, (“NWL” or “Licensor”), and LIFE SYSTEMS, INCORPORATED, (“LSI” or “Licensee”). NWL AND LSI may be referred to collectively herein as “Parties.”

RECITALS

A.  The Parties entered into a Consulting and Software Development Agreement (“Agreement”) dated February 28, 2002, for software development services. The Agreement permitted, among other things, termination by any party for convenience.

B.  Pursuant to the terms of the Termination Agreement executed contemporaneously herewith (“Termination Agreement”), the Parties have agreed to terminate the Agreement for convenience.

C.  Pursuant to the terms of the Termination Agreement, LSI has executed an assignment confirming NWL’s ownership of the works developed by LSI as a result of the Agreement or for NWL, and NWL has agreed to grant this License Agreement to LSI.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Definitions

1.1. Licensed Works

The "Licensed Works" shall mean the Developed Works listed or described in Exhibit 1 hereto as of the Effective Date and incorporated by reference. Specifically excluded from Licensed Works is any confidential information regarding National Western policyholders. Specifically excluded from Licensed Works is any confidential information regarding NWL or its policyholders and any NWL data in a database.

1.2. Developed Works

The "Developed Works" shall mean copyrightable or patentable works developed or prepared in whole or in part by LSI as a result of the Agreement or for NWL during the term of the Agreement, including but not limited to software, methodologies, tools, libraries, routines, build files, batch files, content, databases, SQL files, templates, schemas, metadata, queries, processes, techniques, interfaces, ASP.NET, Visual Basic, VBScript, Assembler, C#, DTS Packages, HTML, JScript and/or Java files, graphics files, animation files, data files, images, artwork photographs, design layouts, visual images and/or video content, technology, scripting and programming, both in object and source code form, Documentation, Specifications and other works for and related to a life insurance and annuity policies administration system for NWL and any component thereof, all new and useful art, discoveries, improvements, technical developments or inventions, know-how, designs, mask works, trademarks, formulae, processes, models, techniques, trade secrets, ideas, artwork, software, Application Programming Interfaces (APIs) and other copyrightable and patentable works developed or prepared as a result of the Agreement or for NWL before the Effective Date.

1.3. Effective Date

The "Effective Date" shall mean March 30, 2007.

1.4. Licensor Modifications

The “Licensor Modifications” shall mean all modifications, adaptations, and reproductions of the Licensed Works, and derivative works thereof, prepared by or for Licensor after the Effective Date.

1.5. Licensee Modifications

The “Licensee Modifications” shall mean all modifications, adaptations, and reproductions of the Licensed Works, and derivative works thereof, prepared by or for Licensee after the Effective Date.

2. Grant

Subject to the limitations set forth herein, Licensor hereby grants to LSI a nonexclusive, irrevocable, perpetual, royalty-free, worldwide license to: (1) use, reproduce, modify, adapt and prepare derivative works of the Licensed Works; and (2) sublicense, and distribute pursuant to the sublicense, the Licensed Works. No rights to Licensor Modifications or Licensee Modifications are conveyed herein.

3. Title

The Licensed Works and Licensor Modifications shall be and remain the sole and exclusive property of Licensor; and Licensor shall retain all right, title and interest, including without limitation any rights under United States or foreign copyright laws, in the Licensed Works and Licensor Modifications. Licensor is under no obligation to provide, and shall not provide, maintenance or support for the Licensed Works. Licensor is under no obligation to provide, and will not provide, copies, maintenance, or support for any Licensor Modification.

The Licensee Modifications shall be and remain the sole and exclusive property of Licensee; and Licensee shall retain all right, title and interest, including without limitation any rights under United States or foreign copyright laws, in the Licensee Modifications. Licensee is under no obligation to provide, and will not provide, copies, maintenance, or support for any Licensee Modifications.

4. Marking Requirements

Any work that incorporates or is derived from, in whole or in part, the Licensed Works must display a proper notice of copyright, disclaimer of warranties and additional terms in substantially the following form: “Copyright © 2005-2007 National Western Life Insurance Company (“NWL”). All rights reserved. NWL DISCLAIMS ALL WARRANTIES, IMPLIED, EXPRESS, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, WITH RESPECT TO THE LICENSED WORKS. The work is licensed in whole or in part from NWL and each sublicense is limited by the license granted by NWL.”

5. DISCLAIMER OF WARRANTIES

THE LICENSED WORKS ARE PROVIDED “AS IS.” LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, AND/OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, WITH RESPECT TO THE LICENSED WORKS AND TO ANY PORTION OF THE LICENSED WORKS INCLUDED IN LICENSOR MODIFICATIONS AND LICENSEE MODIFICATIONS.

6. Sublicensing

Licensor hereby grants to Licensee the limited right to grant sublicenses in accordance with the terms of this License Agreement to Licensee’s end users. Each sublicense granted under this section must comply with the following terms and conditions: (i) Each sublicense is subject to the terms of this License Agreement; (ii) any sublicense must expressly incorporate the provisions of this License Agreement regarding title, disclaimer of warranties, marking requirements, sublicensing restrictions, limitation of liability, and indemnification; and (iii) a sublicensee may not grant a sublicense.

7. INDEMNIFICATION

LICENSEE SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LICENSOR AND ITS AFFILIATES AND EACH OF THEIR RESPECTIVE OFFICERS AND, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS AGAINST ALL LIABILITIES, DEMANDS, DAMAGES, EXPENSES OR LOSSES (INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES AND EXPENSES) ARISING OUT OF, RELATING TO OR RESULTING FROM (i) DISTRIBUTION OR USE OF THE LICENSED WORKS IN WHOLE OR IN PART BY LICENSEE OR ITS SUBLICENSEES OR END USERS OR (ii) A CLAIM THAT ANY PRODUCT OR SERVICE COMPRISING LICENSEE MODIFICATIONS INFRINGES UPON THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, WHETHER OR NOT SUCH LOSS AROSE WHOLE OR IN PART FROM LICENSOR’S ERROR, NEGLIGENCE, OR OMISSIONS.

8. LIMITATION OF LIABILITY

NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER WITH RESPECT TO ITS OBLIGATIONS UNDER THIS LICENSE AGREEMENT OR OTHERWISE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. Termination

Either party shall have the right to terminate this License Agreement upon written notice to the other party upon: (i) a material breach by the other party of any provision of this License Agreement, which material breach remains uncured thirty (30) days after written notice thereof has been provided to the breaching party; (ii) an unauthorized assignment of this License Agreement; (iii) termination of the business of the other party; (iv) insolvency of the other party; or (v) an assignment for the benefit of creditors or the filing of a petition in bankruptcy against the other party, which petition is not dismissed within sixty (60) days from the date of filing.

10. Arbitration

Any dispute, controversy or claim relating to this License Agreement or any breach or default in the performance of the terms and conditions thereof shall be settled by arbitration in the City of Austin, Texas in accordance with the then-existing arbitration rules promulgated by the American Arbitration Association. The arbitration award of the arbitrator or arbitrators shall be final and binding on the parties, and judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration award shall include attorneys' fees for the prevailing party.

11. General

11.1 Entire Agreement

This License Agreement including Exhibit 1, together with the Termination Agreement and Assignment executed contemporaneously herewith, sets forth the entire agreement between the parties in connection with the subject matter hereof and it incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the parties in connection therewith. The making, execution, and delivery of this License Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein.

11.2 Notice

All notices will be in writing and will be delivered personally or sent by confirmed facsimile transmission, overnight letter or United States certified mail, proper postage prepaid at the addresses specified below:

if to Licensor at:

National Western Life Insurance Company
850 East Anderson Lane
Austin, Texas 78752
Attention: James P. Payne. Senior Vice President

If to Licensee at:

c/o Gale Hasselemier

5700 Greeen Ledge Cove

Austin, Texas 78759

and

c/o Bob Willingham

5717 Taylor Draper Cove

Austin, Texas 78759

Either party may change the person or the address to which notices are directed by giving written notice to the other party. Personally delivered or confirmed facsimile notices will be deemed given when delivered. Notices sent by United States certified mail, return receipt requested, will be deemed given four (4) business days after dispatch. Notices sent overnight letter will be deemed given on the next business day after dispatch. Notwithstanding the foregoing, notices of change of address will be deemed given only upon receipt by the party to whom it is directed.

11.3 Choice of Law

This License Agreement has been entered into in the State of Texas and will be governed by those laws of the State of Texas which are applicable to contracts entered into and performed entirely within the State of Texas without regard to conflict of laws principles. Any disputes which arise under this License Agreement, even after the termination of this License Agreement, that cannot be resolved through good faith discussions, will be heard only in the State or Federal courts located in Austin, Texas and both parties hereby consent to such jurisdiction.

11.4 Modification

No modification, amendment, supplement to or waiver of any provision of this License Agreement shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

11.5 Waiver

A failure of either party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

11.6 Severability

Whenever possible, each provision of this License Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this License Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this License Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

11.7 Headings

The headings in this License Agreement are for purposes of reference only.

11.8 No Agency Relationship

Nothing in this License Agreement creates an agency relationship between Licensor and Licensee.

11.9 Confidentiality

11.10  Transferability

This License Agreement, and the rights transferred herein, are not transferable without NWL’s prior written permission.

Section 12 of the Agreement (Confidentiality) is not abrogated by the terms of this License Agreement.

IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives as of the date hereof.

National Western Life Insurance Co		Life Systems Incorporated
By:	/S/Brian M. Pribyl	By:	/S/Bob Willingham
Name:	Brian M. Pribyl	Name:	Bob Willingham
Title:	Senior VP	Title:	President
Date:	3/30/07	Date:	3/30/07

Life Systems Incorporated
By:	/S/Gale Hasselmeier
Name:	Gale Hasselmeier
Title:	Vice President
Date:	3/30/2007

PLACEHOLDER

PAULSON, REGA
______________________________________________________________________________________

From: Hasselmeier, Gale

Sent: Tuesday, March 20, 2007 9:13 AM

To: Paulson, Rega

Cc: ‘qe1@aol.com’

Subject: RE: Source Code

The following LifeCycle databases are implemented in Microsoft SQL Server on NWLPRODSQL01:
LifeCycle
LifeCycleAccountHistory
LifeCycleArchive
LifeCycleDaily
Associated DTS packages are stored in the Data Transformation Services folder on NWLPRODSQL01.

LifeCycle source code (C# code, ASP.NET code including embedded VBScript and JScript, etc.) is stored using Microsoft Visual SourceSafe at \\Sanctuary\LifeCycle Source\ and \\Sanctuary\Support Source.

----Original Message----
From: Paulson, Rega
Sent: Monday, March 19, 2007 4:19 PM
To: Hasselmeier, Gale
Cc: Paulson, Rega
Subject: Source Code

Gale,

Can you please send me a blurb on how you would like to copy the source code from SQL server to take with you? You described it to me in your offices but I’m trying to make sure I have it straight.

Rachel Rega Paulson
Assistant Vice President - Corporate Counsel
Legal Department
National Western Life Insurance Company
850 East Anderson Lane
Austin, TX 78752
(512) 719-2346

The information contained in this transmittal (including attachments, if any) is confidential and may be subject to the attorney client privilege. Any review, use, disclosure, distribution or copying of this transmittal is prohibited except by or on behalf of the intended recipient. If you have received this transmittal in error, please notify me immediately by reply email and destroy all copies of the transmittal. Thank you.